CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293155 on Form S-6 of our report dated April 9, 2026, relating to the financial statement of FT 12872, comprising Value Line(R) Target Safety 30 2Q '26 - Term 7/9/27 (Value Line(R) Target Safety 30 Portfolio, 2nd Quarter 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2026